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                                                                   EXHIBIT 16.01

February 27, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

        RE: CSK AUTO, INC.

     We have read the disclosures relating to the change in accountants described in the Company's Form S-4 dated February 28, 1997 and are in agreement with the statements contained on page 95 therein.

Yours very truly,

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Phoenix, Arizona